Exhibit 10.3

SECOND AMENDMENT TO THE CONTRACT MINING SERVICES AND MINERAL

PRODUCTION AGREEMENT

THIS SECOND AMENDMENT TO THE CONTRACT MINING SERVICES AND MINERAL PRODUCTION AGREEMENT, is made and entered this 15th day of July, 2011 by and among DYNARESOURCE DE MEXICO, S.A. DE C.V., represented hereto by Mr. Koy Wilber Diepholz (hereinafter referred to as “DYNA”); and MINERAS DE DYNARESOURCE, S.A. DE C.V., represented hereto by Mr. Koy Wilber Diepholz (hereinafter referred to as “MINERAS”).

WITNESSETH:

WHEREAS, DYNA and MINERAS entered into an agreement dated as of April 15, 2005 and FIRST amended on September 15, 2006; pursuant to which DYNA engaged MINERAS to render the Mining Services described in Schedule A of the Mining Services Agreement, as amended by the First Amendment to said agreement as described herein, where the parties established the manner in which MINERAS were to exclusively operate and conduct the Subject Business (Mining Services, Milling services, Maintenance Services, Geology Services, Engineering Services, Transportation / Trucking Services, Administrative Services, Management of Personnel, Support, as well as other related services, hereinafter referred to as “the services”);

WHEREAS, with the knowledge of all Shareholders of DYNA; MINERAS has been and is to be held as the exclusive entity entitled to exploit the Mine and provide the inherent services,

WHEREAS, as per the services to be rendered, DYNA deems certain terms of the original Agreement to be extensive, thus the need to amend certain items of said Agreement.

WHEREAS, as per the resolutions adopted by the Board of Directors of DYNA as described hereinafter, DYNA has discussed with MINERAS the adoption of said items within the Agreement; and

WHEREAS, the parties desire to amend the Contract Mining Services and Mineral Production Agreement in the manner hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises contained herein, the parties agree as follows:

1.	Defined Terms. Except as expressly provided herein, all the terms used herein shall have the respective meanings set forth in the original CONTRACT MINING SERVICES AND MINERAL PRODUCTION AGREEMENT and its First Amendment.

2.	Definitions contained under Part 1, section 1.3 of the Agreement, is hereby amended to read as follows:

“1.3. Subject to the provisions of part 10 hereof, this Agreement shall be in full force and effect for a period of 20 (twenty) years, commencing as of the date hereof and until its conclusion, unless validly terminated or extended by mutual consent of the parties.”

3.	The parties hereby agree to abrogate, annul and, inherently, suppress and exclude “PART 3. INDEMNITY”, including sub numeral 4.1, subparagraphs (a), (b), (c), (d), inclusive; and sub numeral 4.2, subparagraphs (a), (b), (c), (d), (e), (f), inclusive and respectively, from the original CONTRACT MINING SERVICES AND MINERAL PRODUCTION AGREEMENT.

4.	The parties hereby agree to abrogate, annul and, inherently, suppress and exclude, exclusively, sub numeral “10.2”, related to PART 10. SUBCONTRACTS from the original CONTRACT MINING SERVICES AND MINERAL PRODUCTION AGREEMENT.

5.	The parties hereby agree to abrogate, annul and, inherently, suppress and exclude, exclusively, sub numeral “13.1”, related to PART 13. GENERAL PROVISIONS from the original CONTRACT MINING SERVICES AND MINERAL PRODUCTION AGREEMENT.

6.	The parties recognize, concur and attest to sub numeral “13.3”, related to PART 13. GENERAL PROVISIONS of the original CONTRACT MINING SERVICES AND MINERAL PRODUCTION AGREEMENT, to read as follows:

“13.3. The parties hereby covenant and agree that this contract shall be construed by and regulated under the provisions of the Code of Commerce and the Civil code of the State of Sinaloa, Mexico. The parties hereby agree that the state and federal tribunals with competent jurisdiction for the City of Mazatlan, State of Sinaloa, United Mexican States, shall have the authority to resolve any suit or claim arising out of or resulting for the application of this Contract. The parties hereby relinquish their right to the jurisdiction of any tribunal or court, of any kind or nature, to which they might have or acquire a right or be subject to by virtue of their current or future domiciles.”

6.01. Therefore, the parties hereby agree to amend the wording and structure of the aforementioned sub numeral “13.3”, related to PART 13. GENERAL PROVISIONS of the original CONTRACT MINING SERVICES AND MINERAL PRODUCTION AGREEMENT, to hereinafter read as follows:

“13.3. Jurisdiction; Service of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the City of Mazatlan, in the State of Sinaloa, Mexico, for any Actions arising out of or relating to this Agreement, (and agree not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement, in the courts of the City of Mazatlan, in the State of Sinaloa, Mexico, and to the norms set forth by the Commerce Code and Civil Code of such venue, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.”

7.	The Parties hereby expressly accept and adopt in its terms; resolutions seventh and ninth of the Board of Directors Meeting of DYNA RESOURCES DE MEXICO, S.A. DE C.V., dated July 6th, 2011, therefore, hereinafter, said resolutions will constitute part of this THIRD Amendment as if represented herein and to the effects related thereto. Thus beginning on the date of closing of this THIRD Amendment, payment of the 2.5% Service Fee will be suspended, effective, retroactively, as of July 1st, 2011, therefore from then on after MINERAS DE DYNARESOURCE, S.A. DE C.V. will receive a monthly gross fee of US $20,000.00 (Twenty Thousand Dollars US CY) or its equivalent in Mexican pesos at the time of payment, independent of other payments established under the original CONTRACT MINING SERVICES AND MINERAL PRODUCTION AGREEMENT.

8.	MISCELLANEOUS PROVISIONS

8.01 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below:

If to the DYNA:

Sierra Grande #134

Fraccionamiento Lomas de Mazatlán

Mazatlán, Sinaloa, México 82110

52-669-983-6625 / 52-669-986-1306

Attention: Mr. Koy Wilber Diepholz

If to MINERAS:

Enrique Dunant Y 5 de Mayo

# 963 L- 3

Fraccionamiento Los Parques

Guamuchil, Sinaloa México 81400

52-673-732-9325 / 52-673-734-0920

Attention:	Mr. Koy Wilber Diepholz

8.02 Jurisdiction; Service of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of City of Mazatlan, in the State of Sinaloa, Mexico, for any Actions arising out of or relating to this Agreement, (and agree not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement, in the courts of the City of Mazatlan, in the State of Sinaloa, Mexico, and to the norms set forth by the Commerce Code and Civil Code of such venue, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.”

8.03 Governing Law. This Agreement will be construed in accordance with and governed by the laws of Mexico, specifically, the Commerce and Civil Codes of the State of Sinaloa, Mexico, without regard to conflicts of laws principles thereof.

8.04 Waiver. The rights and remedies of the parties to the original Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under said Agreement will operate as a waiver of any right, power or privilege under this Amendment, and no single or partial exercise of any right, power or privilege under this Amendment will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege under this Amendment or its original Agreement from it derives thereto. To the maximum extent permitted by Law, (a) no claim or right arising out of this Amendment and/or its original Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or noncompliance; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Amendment or its original Agreement from which it derives.

8.05 Entire Amendment and Modification. This Amendment constitutes a complete and exclusive statement of the terms of the original agreement to be modified between the parties with respect to the subject matter contained herein, and supersedes all prior amendments of the original agreement between the parties with respect to the items defined and modified hereto and thereto.

8.06 No Oral Modification. This Amendment may not be amended except by a written agreement executed by the parties to be charged with the amendment. Any attempted amendment in violation of this Section 8.06 will be void ab initio.

8.07 Severability. If any provision of this Amendment and/or in regards to the original Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.08 Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which together will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, this SECOND Amendment to the CONTRACT MINING SERVICES AND MINERAL PRODUCTION AGREEMENT, has been duly executed and delivered by the duly authorized officers of DYNA and MINERAS as of the date first written above.

DynaResource de México, S.A. de C.V.	Mineras de DynaResource, S.A. de C.V.
By: __________________________ Name: Mr. Koy Wilber Diepholz Legal Representative:	By: __________________________ Name: Mr. Koy Wilber Diepholz Legal Representative: